                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             AUTOTOTE CORPORATION,

                             ATX ENTERPRISES, INC.

                                      and

                        SCIENTIFIC GAMES HOLDINGS CORP.





                            Dated as of May 18, 2000


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                                Table of Contents

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ARTICLE I  THE MERGER .........................................................................................1
   SECTION 1.01.  The Merger...................................................................................1
   SECTION 1.02.  Effective Time...............................................................................1
   SECTION 1.03.  Effect of the Merger.........................................................................2
   SECTION 1.04.  Certificate of Incorporation; By-laws........................................................2
   SECTION 1.05.  Directors and Officers.......................................................................2
   SECTION 1.06.  Conversion of Shares.........................................................................2
   SECTION 1.07.  Dissenting Shares............................................................................3
   SECTION 1.08.  Surrender of Shares..........................................................................4
   SECTION 1.09.  Options......................................................................................5
   SECTION 1.10.  No Further Ownership Rights in Company Common Stock..........................................5
   SECTION 1.11.  Lost, Stolen or Destroyed Certificates.......................................................6
   SECTION 1.12.  Taking of Necessary Action; Further Action...................................................6
   SECTION 1.13.  Material Adverse Effect......................................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................7

   SECTION 2.01.  Organization and Qualification; Subsidiaries.................................................7
   SECTION 2.02.  Certificate of Incorporation and By-laws.....................................................7
   SECTION 2.03.  Capitalization...............................................................................8
   SECTION 2.04.  Authority Relative to This Agreement.........................................................9
   SECTION 2.05.  Material Contracts; No Conflict; Required Filings and Consents...............................9
   SECTION 2.06.  Compliance; Permits.........................................................................10
   SECTION 2.07.  SEC Filings; Financial Statements...........................................................11
   SECTION 2.08.  Absence of Certain Changes or Events........................................................11
   SECTION 2.09.  No Undisclosed Liabilities..................................................................11
   SECTION 2.10.  Absence of Litigation.......................................................................12
   SECTION 2.11.  Employee Benefit Plans; Employment Agreements...............................................12
   SECTION 2.12.  Employment and Labor Matters................................................................15
   SECTION 2.13.  Proxy Statement.............................................................................17
   SECTION 2.14.  Restrictions on Business Activities.........................................................17
   SECTION 2.15.  Title to Property...........................................................................18
   SECTION 2.16.  Taxes.......................................................................................18
   SECTION 2.17.  Environmental Matters.......................................................................19
   SECTION 2.18.  Brokers.....................................................................................20
   SECTION 2.19.  Intellectual Property.......................................................................20
   SECTION 2.20.  Interested Party Transactions...............................................................22
   SECTION 2.21.  Opinion of Financial Advisor................................................................22
   SECTION 2.22.  Rights Agreement............................................................................22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
                   SUB........................................................................................22

   SECTION 3.01.  Organization and Qualification; Subsidiaries................................................22
   SECTION 3.02.  Authority Relative to This Agreement........................................................23
   SECTION 3.03.  No Conflict.................................................................................23
   SECTION 3.04.  Absence of Litigation.......................................................................23
   SECTION 3.05.  Parent Not an Interested Stockholder or an Acquiring Person.................................24
   SECTION 3.06.  Proxy Statement.............................................................................24
   SECTION 3.07.  Ownership of Merger Sub.....................................................................24
   SECTION 3.08.  Solvency....................................................................................24
   SECTION 3.09.  Financing Arrangements......................................................................24
   SECTION 3.10.  Ownership of Shares.........................................................................25

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER.............................................................25

   SECTION 4.01.  Conduct of Business by the Company Pending the Merger.......................................25
   SECTION 4.02.  No Solicitation.............................................................................28

ARTICLE V ADDITIONAL AGREEMENTS...............................................................................29

   SECTION 5.01.  Proxy Statement.............................................................................29
   SECTION 5.02.  Company Stockholders Meeting................................................................30
   SECTION 5.03.  Access to Information; Confidentiality......................................................30
   SECTION 5.04.  Consents; Approvals.........................................................................30
   SECTION 5.05.  Indemnification and Insurance...............................................................31
   SECTION 5.06.  Notification of Certain Matters.............................................................32
   SECTION 5.07.  Further Action..............................................................................33
   SECTION 5.08.  Public Announcements........................................................................34
   SECTION 5.09.  Conveyance Taxes............................................................................34
   SECTION 5.10.  Option Plans and Benefits, Etc..............................................................34
   SECTION 5.11.  Rights Agreement............................................................................35
   SECTION 5.12.  Accountant's Letters........................................................................35
   SECTION 5.13.  Standstill..................................................................................35

ARTICLE VI CONDITIONS TO THE MERGER...........................................................................35

   SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger.................................35
   SECTION 6.02.  Additional Conditions to Obligations of Parent and Merger Sub...............................36
   SECTION 6.03.  Additional Conditions to Obligation of the Company..........................................37

ARTICLE VII TERMINATION.......................................................................................37

   SECTION 7.01.  Termination.................................................................................38
   SECTION 7.02.  Effect of Termination.......................................................................40
   SECTION 7.03.  Parent's Fees and Expenses..................................................................40
   SECTION 7.04.  Company's Fees and Expenses.................................................................41

ARTICLE VIII GENERAL PROVISIONS...............................................................................42

   SECTION 8.01.  Effectiveness of Representations, Warranties and Agreements.................................42
   SECTION 8.02.  Notices.....................................................................................43
   SECTION 8.03.  Certain Definitions.........................................................................45
   SECTION 8.04.  Amendment...................................................................................45
   SECTION 8.05.  Waiver......................................................................................46
   SECTION 8.06.  Headings....................................................................................46
   SECTION 8.07.  Severability................................................................................46
   SECTION 8.08.  Entire Agreement............................................................................46
   SECTION 8.09.  Assignment..................................................................................46
   SECTION 8.10.  Parties in Interest.........................................................................46
   SECTION 8.11.  Failure or Indulgence Not Waiver; Remedies Cumulative.......................................47
   SECTION 8.12.  Governing Law; Jurisdiction.................................................................47
   SECTION 8.13.  Counterparts................................................................................47
   SECTION 8.14.  WAIVER OF JURY TRIAL........................................................................47
   SECTION 8.15.  Performance of Obligations..................................................................47
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

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of May 18, 2000 (this "Agreement"), among Autotote Corporation, a Delaware corporation ("Parent"), ATX Enterprises, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Scientific Games Holdings Corp., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Common Stock, par value $.001 per share (the "Company Common Stock"), other than Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares (as hereinafter defined), shall be converted into the right to receive $26.00 per Share (the "Per Share Amount") in cash payable to the holder thereof, upon the terms and subject to the conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. (a) At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  SECTION 1.02. Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the

Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at the time of such filing, or at such later time as may be agreed to by each of the parties hereto in writing (which will be as soon as reasonably practicable), specified in the Certificate of Merger (the "Effective Time"). Prior to such filings, a closing (the "Closing") shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VI.

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-laws.

                  (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, subject to the provisions of Section 5.05(a), at the Effective Time the Amended and Restated Certificate of Incorporation in the form attached as Exhibit A hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                  (b) By-laws. Unless otherwise determined by Parent prior to the Effective Time, and subject to the provisions of Section 5.05(a), at the Effective Time the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

                  SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.06. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the securities specified below:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest, upon surrender of the certificate


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representing such Share in accordance with Section 1.08 hereof. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                  (b) Each Share owned by the Company or any of its subsidiaries, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be cancelled, and no payment or other consideration shall be made with respect thereto.

                  (c) The shares of Merger Sub's common stock, par value $.01 per share, issued and outstanding immediately prior to the Merger shall be converted into and constitute a number of validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation equal to the number of Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time.

                  (d) The fact that any Share which is issued and outstanding immediately prior to the Effective Time is restricted and/or not yet vested under any Company stock purchase or stock grant plan, shall not affect the right of the holder thereof to receive the Per Share Amount and all such Shares shall without action by any party be deemed to be vested as of the Effective Time, any provision of any such plan or this Agreement to the contrary notwithstanding.

                  SECTION 1.07. Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Per Share Amount pursuant to Section 1.06 hereof, but the holder thereof shall be entitled only to such rights as are granted by the DGCL.

                  (b) Notwithstanding the provisions of Section 1.07(a) hereof, if any holder of Shares who demands appraisal of his Shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's Shares shall automatically be treated as if converted at the Effective Time into, and thereafter represent only, the right to receive the Per Share Amount as provided in Section 1.06(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.


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

                  SECTION 1.08. Surrender of Shares.

                  (a) Prior to the Effective Time, Parent shall appoint First Union National Bank or such other commercial bank or trust company as may be designated by Parent and reasonably acceptable to the Company to act as exchange agent hereunder (the "Exchange Agent") for the payment of the Per Share Amount upon surrender of certificates representing the Shares. All the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation, provided, however, that, if the Merger shall not be consummated, such fees and expenses shall be borne by Parent.

                  (b) At or before the Effective Time, Parent shall cause the Surviving Corporation to provide the Exchange Agent with cash in the amounts necessary to pay the Per Share Amount in respect of all the Shares pursuant to
Section 1.06(a) hereof (including, if necessary, by providing or causing to be provided cash for this purpose to the Surviving Corporation) to be held for the benefit of and distributed to the holders of such Shares in accordance with this Section.

                  (c) On the Closing Date, the Surviving Corporation shall instruct the Exchange Agent to mail promptly to each holder of record of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 1.06(a) hereof (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of such certificates. Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 1.06(a) hereof may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Upon the surrender of certificates representing the Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in respect thereof cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate representing Shares cancelled upon the Merger pursuant to Section 1.06(a) hereof shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

                  (d) If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer by delivery and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such tax either has been paid or is not payable.

                  (e) At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall be made thereafter, other than transfers of Shares that have occurred prior to the Effective Time and, if necessary, entries reflecting (i) the purchase and issuance of up to 200,000 Shares as of June 30, 2000 in accordance with the Company's Employee Stock Purchase Plan and (ii) entries reflecting the Company's purchase in the open market of Shares outstanding on the date of this Agreement to the extent necessary to satisfy the


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

Company's matching obligations under its 401(k) plan, which entries, in the case of either (i) or (ii), shall be made solely for the purpose of paying the Per Share Amount with respect to each such Share. In the event that, after the Effective Time, certificates representing Shares (other than any Dissenting Shares) are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 1.06(a).

                  (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, and without interest thereon, subject to reduction only for any applicable withholding taxes and, but only if the Per Share Amount is to be paid other than to the registered holder, any applicable stock transfer taxes payable by such holder.

                  (g) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares held directly or indirectly by the Surviving Corporation or Parent) may surrender such certificate to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in respect thereof the aggregate Per Share Amount relating thereto, without any interest thereon.

                  (h) None of the Company, Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares for any cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

                  SECTION 1.09. Options. Each option to purchase Shares under any stock option plan or agreement of the Company (including, without limitation, the Company's non-employee Directors Plan) outstanding immediately prior to the Effective Time (a "Company Option"), whether or not exercisable as provided under the terms thereof, shall be cancelled and the holder thereof shall receive from the Exchange Agent on the Closing Date or as promptly thereafter as practicable an amount in cash equal to the positive difference, if any, between the Per Share Amount and the exercise price of the Company Option multiplied by the number of Shares for which the Company Option would have been exercisable (assuming all such Company Options were by their terms exercisable) immediately prior to the Effective Time, subject to reduction only for any applicable withholding taxes (as reasonably determined and certified by the Company to the Exchange Agent). At or before the Effective Time, Parent shall cause the Surviving Corporation to provide the Exchange Agent with cash in amounts necessary to pay the difference between the Per Share Amount and the exercise price of the Company Options as above provided. In no event will any Company Options be exercisable after the Effective Time, except to receive cash as provided in the first sentence of this Section 1.09.

                  SECTION 1.10. No Further Ownership Rights in Company Common Stock. The Per Share Amount delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, the Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

                  SECTION 1.11. Lost, Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in respect of such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Per Share Amount as may be required pursuant to Section 1.06(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  SECTION 1.12. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful actions in connection with the Closing as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible, upon the terms and subject to the conditions hereof. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                  SECTION 1.13. Material Adverse Effect.

                  (a) When used in connection with the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations, taken as a whole, of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be.

                  (b) The failure of a representation or warranty to be true and correct, either individually or together with the failure of other representations or warranties to be true and correct, or the failure to perform an obligation, agreement or covenant shall be deemed to have a Material Adverse Effect if (x) the business, assets (including intangible assets), financial condition, or results of operations, taken as a whole, of the Company and its subsidiaries, or Parent and its subsidiaries, as the case may be, are or are reasonably likely to be materially worse than if such representation or warranty had been true and correct or such obligation, agreement or covenant had been performed, (y) in the case of the Company, such representation or warranty materially misstates the capitalization of the Company or the capitalization of its subsidiaries taken as a whole or (z) the failure of such representation or warranty to be true and correct or the failure to perform such obligation, agreement or covenant materially and adversely affects the ability of the Company or Parent, as the case may be, to consummate the transactions substantially as contemplated by this Agreement.

                                                                    EXHIBIT 99.1


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows:

                  SECTION 2.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, as the case may be, and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted or is proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation or other organization, as the case may be, to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X, is included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Company Significant Subsidiaries"). The Company has furnished to Parent a list of all subsidiaries of the Company together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interest owned by the Company or another subsidiary of the Company in Section 2.01 of the written disclosure schedule delivered by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section 2.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly owned subsidiaries), in each case with respect to which interest the Company or a subsidiary, individually or in the aggregate, has invested (and currently owns) or is required to invest $2,000,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

                  SECTION 2.02. Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent and Merger Sub complete and correct copies of (i) its Second Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws, each as amended to date (the "Company's Charter Documents"), and (ii) the Certificate of Incorporation and By-laws (or equivalent organizational documents) the "Subsidiary Documents") of each of its subsidiaries. All such Company Charter Documents and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective Certificate of Incorporation or By-laws or equivalent organizational documents, except, in the case of any such subsidiaries, where such violations would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.03. Capitalization. The authorized capital stock of the Company consists of 25,750,000 shares of Company Common Stock and 3,000,000 shares of the Company's Preferred Stock (the "Company Preferred Stock"), par value $.001 per share. As of April 28, 2000, (i) 11,414,199 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 509,200 shares of Company Common Stock were held in treasury, (iii) no shares of Company Preferred Stock were outstanding or held in treasury, (iv) no shares of Company Common Stock or Company Preferred Stock were held by subsidiaries of the Company, (v) 1,173,213 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options (whether or not presently exercisable) granted under the Company's stock option plans, (vi) up to 200,000 shares of Company Common Stock were issuable pursuant to the Company's Employee Stock Purchase Plan, (vii) 9,824 shares of Company Common Stock were issued subject to vesting pursuant to the Company's Restricted Stock Plan (all of which were included in clause (i) above) and (viii) 500,000 shares of Company Preferred Stock are reserved for issuance in accordance with the Company's Rights Agreement (as defined in Section 2.22). Except as set forth in the preceding (i) through (viii), no other shares of capital stock of the Company, or rights to acquire such shares, have been authorized or are outstanding as of such date. Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred as of the date hereof, except for changes resulting from the exercise of Company Options (included in (v) above) in an aggregate amount of not more than 1,097,037 shares of Company Common Stock, the issuance pursuant to the Company's Employee Stock Purchase Plan of not more than 200,000 shares of Company Common Stock (included in (vi) above) or the vesting pursuant to the Company's Restricted Stock Plan of not more than 9,824 shares of Company Common Stock (included in (vii) above). Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or
Section 2.03 or Section 2.11 of the Company Disclosure Schedule or for rights granted pursuant to the Company's Rights Agreement (as defined in Section 2.22), there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, and other than intercompany loans in the ordinary course of business between the Company and any of its subsidiaries or between any such subsidiaries, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business and other obligations not exceeding, in the aggregate, $1,000,000. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares identified as such in Section 2.03 of the Company Disclosure Schedule) of, or other equity interests in, each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than such directors' qualifying shares), or other equity interests, are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever, except, in the case of any subsidiaries of the Company other than Company Significant Subsidiaries, for items which would not reduce the Company's equity interest therein and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject in the case of consummation of the Merger to obtaining the Company Stockholder Approval (as defined in Section 5.02), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Merger and the adoption of this Agreement by the Company's stockholders in accordance with the DGCL and the filing and recording of appropriate merger documents consistent with this Agreement as required by the
DGCL). As of the date hereof, the Board of Directors of the Company has declared that it is advisable and in the best interests of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes a legal, valid and binding obligation of the Company.

                  SECTION 2.05. Material Contracts; No Conflict; Required Filings and Consents.

                  (a) Section 2.05 of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (as to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount exceeding, individually or in the aggregate as to any related items due to the same party or relating to the same transactions, $1,000,000, to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all other contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, payments or receipts by the Company or any of its subsidiaries, individually or in the aggregate as to any related items due to the same party or relating to the same transactions, of less than $1,000,000 and (iii) all agreements which are required to be filed as "material contracts" with the United States Securities and Exchange Commission ("SEC") pursuant to the requirements of the United States Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act") but have not been so filed with the SEC.

                  (b) Except as set forth in Section 2.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, subject as to consummation of the Merger to the obtaining of the Company Stockholder Approval, and the taking of the actions described in clause (c) of this Section,
(i) conflict with or violate the Company's Charter Documents or the Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Except as set forth in Section 2.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or foreign governmental or regulatory authority (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings and consents under any applicable foreign laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"), and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or prevent or materially delay Parent from realizing substantially all of the benefits of this Agreement, and would not otherwise, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.06. Compliance; Permits.

                  (a) Except as disclosed in Section 2.06 of the Company Disclosure Schedule or the Company's periodic filings under the Exchange Act, from December 31, 1998 through the date of this Agreement (as such documents have since the time of filing been amended or supplemented, collectively, the "Company SEC Reports"), neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as disclosed in Section 2.06 of the Company Disclosure Schedule or the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company or any of its subsidiaries, as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Reports or where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.07. SEC Filings; Financial Statements.

                  (a) The Company has filed all Company SEC Reports. Except as disclosed in Section 2.07 of the Company Disclosure Schedule, as of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the United States Securities Act of 1933, as amended, and the SEC's rules and regulations thereunder (the "Securities Act") or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  SECTION 2.08. Absence of Certain Changes or Events. Except as set forth in Section 2.08 and Section 4.01 of the Company Disclosure Schedule or the Company SEC Reports, since December 31, 1999, the Company and each of its subsidiaries has conducted its business in the ordinary course, and: (i) there has not occurred any change, effect or circumstance constituting, individually or in the aggregate, a Material Adverse Effect; and (ii) neither the Company nor any if its subsidiaries has taken any action which, if taken after the date of this Agreement, would constitute a breach of any provision of Section 4.01.

                  SECTION 2.09. No Undisclosed Liabilities. Except as set forth in Section 2.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's balance sheet (including any related notes thereto) as of December 31, 1999 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 Company Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1999 Company Balance Sheet (including the notes thereto), (c) incurred since December 31, 1999 in the ordinary course of business, (d) specifically contemplated by this Agreement or (e) not otherwise excepted by clauses (a) through (d), inclusive, which otherwise non-excepted liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.10. Absence of Litigation. Except as set forth in
Section 2.10 and Section 2.19 of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.11. Employee Benefit Plans; Employment Agreements.

                  (a) Section 2.11 of the Company Disclosure Schedule lists all "Pension Plans" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, policies, programs, agreements or arrangements (including those which contain change of control or pending change of control or similar provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any subsidiary of the Company, as well as each plan with respect to which the Company, a subsidiary or any other entity (whether or not incorporated) which is a member of a controlled group, including the Company, or which is under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or (b) of ERISA (a "Company ERISA Affiliate") could incur liability under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), Title IV of ERISA or Section 412 of the Code (together, for the purposes of this Section 2.11, the "Company Employee Plans") that are maintained in the United States (the "U.S.") or cover primarily U.S. employees.
Section 2.11 of the Company Disclosure Schedule lists all Company Employee Plans maintained outside the U.S. and covering primarily non-U.S. employees (each, a "Non-U.S. Company Plan"), provided that any such plan, agreement or arrangement described in Section 2.11(d) of this Agreement shall be listed only if it is (x) an employment agreement with any of the three most highly compensated officers or employees of the Company or any subsidiary having an annual salary in excess of $100,000, (y) a plan, program, agreement, policy or arrangement of the Company which contains one or more change-in-control provisions which could result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any non-U.S. Company employee or (z) a severance plan, program, policy or agreement which provides nonstatutory benefits. The Company has made available for inspection by Parent prior to the date of this Agreement, copies of (i) each written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants that are inconsistent with any Company Employee Plan or any provision under any Company Employee Plan or which could result in any additional liability to the Company or such plan (including, but not limited to, any communications that have not expressly reserved the right of the Company to amend, terminate or otherwise modify any Company Employee Plan), (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Company Employee Plan required to make such filing or that is required to exempt any Company Employee Plan from filing a Form 5500 series annual report and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

                  (b) (i) Except as set forth in Section 2.11 of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides medical or life insurance benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company terminates, other than as required by COBRA, or any similar state laws; (ii) none of the Company Employee Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code nor is a member of a "multiple employer welfare arrangement" as defined in
Section 3(40) of ERISA; (iii) none of the Company Employee Plans is or was subject to Title IV of ERISA or the funding provisions of Section 412 of the Code; (iv) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject the Company or any Company ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or
Section 4975 of the Code; (v) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would have a Material Adverse Effect; (vi) all Company Employee Plans have been established and maintained in accordance with their terms and have operated in compliance in all material respects with the requirements of applicable law (including, but not limited to, the applicable notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998), and may by their terms be amended and/or terminated at any time subject to applicable law and to any requirements relating to the payment of accrued benefits in accordance with the terms thereof, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (vii) each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is the subject of a favorable determination letter from the United States Internal Revenue Service (the "IRS"), and, to the Company's knowledge, nothing has occurred which could reasonably be expected to impair such determination or qualification; (viii) all contributions required to be made with respect to any

Company Employee Plan (pursuant to the terms of such plan, any collective bargaining agreement or otherwise pursuant to applicable law) have been made on or before their due dates (including any extensions thereof); (ix) no filing or application has been made with respect to any Company Employee Plan relating to any voluntary compliance resolution program or closing agreement program; (x) none of the Company, any Company ERISA Affiliate or any subsidiary thereof has incurred or reasonably expects to incur any material liability under Title IV of ERISA including, without limitation, with respect to an event described in
Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course); (x) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no material pending, nor to the Company's knowledge threatened, claims, investigations or causes of action with respect to any Company Employee Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company, any Company director, officer or employee, any Company Employee Plan or any fiduciary of a Company Employee Plan.

                  (c) Section 2.11 of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds, as of the close of business on May 2, 2000, (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted; and (iii) any other right, directly or indirectly, to receive Company Common Stock, together with the number of shares of Company Common Stock subject to such right. No option to purchase Company Common Stock has been granted between May 2, 2000 and the date of this Agreement.

                  (d) Section 2.11 of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers or employees of the Company or any of its subsidiaries involving an annual salary in excess of $100,000 who perform services in the U.S., other than any offer letter or similar agreement that does not alter the at-will nature of the individual's employment with the Company or any subsidiary; (ii) all agreements with consultants who are former employees or directors involving annual payments in excess of $75,000, (iii) all agreements with respect to the services of independent contractors performing personal services for the Company or its subsidiaries or leased employees, whether or not they participate in any of the Company Employee Plans involving annual payments in excess of $75,000, (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees and under which there is a current or contingent obligation with the exception of statutory plans maintained outside the U.S.; and (v) all plans, programs, agreements and other arrangements of the Company which contain change of control provisions providing any benefits to any employees, directors or independent contractors of the Company or any of its subsidiaries who perform services primarily in the United States. All agreements described in this Section 2.11(d) have been made available for inspection by Parent prior to the date of this Agreement; to the extent any such agreement has been entered into by the Company and one or more individuals pursuant to one or more standard forms, the Company may make available one example of each such standard form, together with a schedule specifying each individual who has entered into an agreement with the Company using such standard form, the expiration date of the agreement and any material non-standardized terms included in the agreement.

                  (e) Except as set forth in Section 2.11 of the Company Disclosure Schedule, (i) the Company does not and has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or, any other Company Employee Plan that invests in, provides for investment in or provides benefits in or by reference to the value of Company stock; and (ii) since December 31, 1999, the Company has not proposed nor agreed to any material increase in benefits under any Company Employee Plan (or the creation of material new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan other than in the renewal of any insured employee welfare plans in the ordinary course of business.

                  (f) Except pursuant to those plans, programs, agreements or other arrangements listed in Section 2.11 of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any current or former director, officer, employee or consultant of the Company, or (iv) result in any "parachute payment" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

                  (g) To the best knowledge of the Company, each Non-U.S. Company Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans where such Non-U.S. Company Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. To the best knowledge of the Company, except as set forth in Section 2.11 of the Company Disclosure Schedule, each Non-U.S. Company Plan which is required by contract or under applicable local law to be funded has been funded at least to the extent so required; if and to the extent any Non-U.S. Company Plan is not funded, the obligations under such Non-U.S. Company Plan are reflected on the books and records of the entity maintaining the plan and on the consolidated financial statements of the Company.

                  SECTION 2.12. Employment and Labor Matters.

         Except as disclosed in Section 2.12 of the Company Disclosure Schedule:

                  (a) The Company and its subsidiaries have, as of the date hereof, approximately 1,600 employees and the Company believes they have generally good relationships with such employees.

                  (b) The Company believes it is in substantial compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) of the Company or its subsidiaries, or employees of any other entity with respect to whom the Company or its subsidiaries have any responsibility under the "joint-employer doctrine" or any similar rule of law. The Company believes that the Company and its subsidiaries are not engaged in any unfair labor practice.

                  (c) (i) No collective bargaining agreement with respect to the business of the Company or its subsidiaries is currently in effect or being negotiated, (ii) to the best knowledge of the Company, the Company and its subsidiaries have no obligation to negotiate any other collective bargaining agreement, and, (iii) to the best knowledge of the Company, there is no indication that the employees not covered by such an agreement of the Company or its subsidiaries desire to be covered by a collective bargaining agreement.

                  (d) No strike or material slowdown or work stoppage has occurred or, to the best knowledge of the Company, been threatened with respect to the employees of the Company or its subsidiaries, nor, to the best knowledge of the Company, has any such strike or material slowdown or work stoppage occurred or been threatened within two years prior to the date hereof.

                  (e) There is no representation claim or petition pending before the United States National Labor Relations Board or any similar foreign, state or local labor agency of which the Company has been notified and, to the best knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company or its subsidiaries.

                  (f) No notice has been received by the Company of any complaint filed against the Company or its subsidiaries claiming that the Company or its subsidiaries have violated in any material respect any applicable employment standards, human rights or other labor legislation or any complaints or proceedings of any kind involving the Company or its subsidiaries or, to the knowledge of the Company, against any of the employees of the Company or threatened to be filed against the Company or its subsidiaries before any federal, state, local or foreign agency or labor relations board, including without limitation the National Labor Relations Board and the Equal Employment Opportunity Commission. No notice has been received by the Company of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or its subsidiaries, and, to the knowledge of the Company, no such investigation is in progress.

                  (g) There are no outstanding material orders or charges against the Company or, to the best knowledge of the Company, any of its subsidiaries, under any occupational health or safety legislation and to the best knowledge of the Company none have been threatened. All material levies, assessments and penalties made against the Company or, to the best knowledge of the Company, any of its subsidiaries, pursuant to all applicable workers compensation legislation as of the date of the Balance Sheet have been paid or have been reserved for or properly accrued on the books of the Company and the Company has not, as of the Closing Date, been reassessed under any such legislation. Except as set forth in Section 2.12 of the Company

Disclosure Schedule, there are no outstanding material levies, assessments or penalties against the Company or, to the best knowledge of the Company, any of its subsidiaries.

                  (h) Section 2.12 of the Company Disclosure Schedule accurately sets forth all unpaid severance or continuing payments of any kind (other than pursuant to a plan or program described in Section 4.11 hereof) in excess of $75,000 which, as of the date of this Agreement, are due or claimed in writing to be due from the Company or any subsidiary to any person whose employment with the Company or any subsidiary was terminated.

                  (i) The Company has made no binding commitments to any employees of the Company or its subsidiaries regarding continued employment of such employees subsequent to the date hereof or the Closing Date.

                  (j) To the best knowledge of the Company, no contractor, manufacturer or supplier used by or under contract with the Company or any subsidiary is in material violation of any law relating to labor or employment matters which could reasonably result in liability on the part of the Company or any subsidiary.

                  SECTION 2.13. Proxy Statement. The information supplied by the Company in writing specifically for inclusion in the proxy statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting") (such proxy statement as amended or supplemented being referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of Parent or Merger Sub in writing for inclusion in the Proxy Statement or any information incorporated by reference therein from documents filed by Parent or any of its subsidiaries with the SEC.

                  SECTION 2.14. Restrictions on Business Activities. Except as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Reports, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, except for any prohibition or impairment as would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.15. Title to Property. Except as set forth in
Section 2.15 of the Company Disclosure Schedule or the Company SEC Reports, the Company and each of its subsidiaries have good title to or have valid leasehold interests in or valid rights under contract to use all of the real properties and other assets, individually or in the aggregate, material to the conduct of the business of the Company and its subsidiaries, taken as a whole, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1999 Company Balance Sheet; and all leases pursuant to which the Company or any of its subsidiaries lease from others any real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), on the part of the Company or any of its subsidiaries or, to the best knowledge of the Company, any third party, except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.16. Taxes.

                  (a) The Company and each of its subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) shown as payable thereon, other than such Taxes for which adequate reserves in the 1999 Company Balance Sheet have been established which are being contested in good faith by appropriate procedures. Except as set forth in
Section 2.16 of the Company Disclosure Schedule, there are no material claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 1999 Company Balance Sheet have been established which are being contested in good faith).

                  (b) For purposes of this Agreement, the term "Tax" shall mean any United States or non-United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

                  (c) Except as set forth in Section 2.16 of the Company Disclosure Schedule, other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lessors, lenders or security holders pursuant to agreements disclosed elsewhere in the Company Disclosure Schedule), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to Taxes. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney enabling any party to represent the Company or any subsidiary with respect to tax matters.

                  SECTION 2.17. Environmental Matters.

                  (a) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports or as would not, individually or in the aggregate, have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with all Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

                  (b) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined), pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has expressly retained or assumed.

                  (c) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports to the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have expressly retained or assumed, except for such Environmental Claims that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (d) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports to the best knowledge of the Company, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the United States National Priority List (the "National Priorities List") or any state Superfund site list, and the Company and its subsidiaries have not been notified or become aware that any of them may be potentially responsible party at any such location, and (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries, (B) there is no material containing friable asbestos contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries and (C) there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

                  (e) For purposes of this Agreement:

                  (i) "Environmental Claim" means any claim, allegation, accusation, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, response costs incurred by any Governmental Authority or other person, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

                  (ii) "Environmental Laws" means all United States and non-United States federal, national, state, provincial, local or other jurisdictional laws, regulations, codes and ordinances relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to, the United States Comprehensive Environmental Response Compensation and Liability Act 42 U.S.C.ss.9601 et seq., the United States Resource Conservation and Recovery Act 42 U.S.C.ss.6901 et seq., the United States Toxic Substances Control Act 15 U.S.C.ss.2601 et seq., the United States Occupational Safety and Health Act 29 U.S.C.ss. 651 et seq., the United States Clean Air Act 42 U.S.C.ss.7401 et seq., the United States Clean Water Act 33 U.S.C.ss.1251 et seq., Proposition 65, as codified in the California Health and Safety Codess. 25249.5 et seq., and any other analogous state laws, each as amended or supplemented, and any applicable transfer statutes or laws.

                  (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

                  SECTION 2.18. Brokers. Except as set forth in Section 2.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its stockholders.

                  SECTION 2.19. Intellectual Property.

                  (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks and copyrights, and registrations and applications therefor, trade names, common law marks, know-how, trade secrets, computer software programs and proprietary information. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

                  (b) Except as set forth in Section 2.19 of the Company Disclosure Schedule, the Company and each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property Assets that are material to the conduct of the business of the Company and its subsidiaries, taken as a whole, as currently conducted, without conflict with the rights of others, except for conflicts, if any, which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Except as set forth in Section 2.19 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, no claims (i) are currently pending or, to the best knowledge of the Company, are threatened by any person with respect to the Company Intellectual Property Assets or (ii) are, to the best knowledge of the Company, currently pending or threatened by any person with respect to the Intellectual Property Assets of a third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

                  (d) Except as set forth in Section 2.19 of the Company Disclosure Schedule or as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries knows of any valid grounds for any bona fide claim to the effect that the manufacture, sale or licensing or use of any product or service now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries infringes on any Third Party Intellectual Property Assets.

                  (e) Section 2.19 of the Company Disclosure Schedule sets forth a list of (i) all material patents and patent applications owned by the Company or any of its subsidiaries worldwide; (ii) all material trademark and service mark registrations and all trademark and service mark applications; (iii) material common law trademarks, material trade dress and material slogans, and all material trade names owned by the Company or any of its subsidiaries worldwide; (iv) all material copyright registrations and copyright applications owned by the Company or any of its subsidiaries worldwide; and (v) all material licenses owned by the Company or any of its subsidiaries in which the Company or such subsidiary is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 2.19 of the Company Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as disclosed in Section 2.19 of the Company Disclosure Schedule, the Company and each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and licenses material to the conduct of the business of the Company and its subsidiaries, taken as a whole, except where the failure to so protect or maintain would not, individually or in the aggregate, have a Material Adverse Effect.

                  (f) To the best knowledge of the Company, except as set forth in Section 2.19 of the Company Disclosure Schedule or the Company SEC Reports:
(i) each material patent, patent
application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application of the Company and each of its subsidiaries is valid and subsisting and (ii) each material license of Company Intellectual Property Assets is to the best knowledge of the Company valid, subsisting and enforceable.

                  (g) To the best knowledge of the Company, except as set forth in Section 2.19 of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (h) Except as set forth in Section 2.19 of the Company Disclosure Schedule, the disclosure under the heading "Impact of Year 2000" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 is accurate as of the date hereof in all material respects.

                  SECTION 2.20. Interested Party Transactions. Except as set forth in Section 2.20 of the Company Disclosure Schedule or the Company SEC Reports, since the Company's proxy statement dated April 19, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                  SECTION 2.21. Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion of its financial advisor, Salomon Smith Barney Inc., to the effect that, as of the date of this Agreement, the Per Share Amount to be received in the Merger by the holders of Shares is fair to such holders from a financial point of view.

                  SECTION 2.22. Rights Agreement. The Board of Directors of the Company has authorized and approved an amendment to the Rights Agreement between the Company and First Union National Bank, dated as of July 10, 1997, amended as of October 15, 1999 (the "Rights Agreement"), in the form set forth in Section 2.22 of the Company Disclosure Schedule. The Company and the Rights Agent (as defined in the Rights Agreement) shall execute such amendment to the Rights Agreement prior to the Closing.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is an entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized and existing or to have such power or authority could not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.02. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, as applicable, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interests of Parent's stockholders for Parent to enter into this Agreement, and for Parent to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub.

                  SECTION 3.03. No Conflict. Except as set forth in Section
3.03 of the Parent and Merger Sub Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) violate Parent or Merger Sub's certificate of incorporation or by-laws (or equivalent organizational documents) (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, Merger Sub or any of their subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair Parent, Merger Sub's or any of their subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of Parent, Merger Sub or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any of their subsidiaries is a party or by which Parent, Merger Sub or any of their subsidiaries or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.04. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Parent or Merger Sub, threatened against Parent, Merger Sub or any of their subsidiaries, or any properties or rights of Parent, Merger Sub or any of their subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would, individually or in the aggregate, have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement. Neither Parent nor Merger Sub is subject to any Order of any Governmental or Regulatory Authority that would, individually or in the aggregate have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

                  SECTION 3.05. Parent Not an Interested Stockholder or an Acquiring Person. Other than by reason of this Agreement or the transactions contemplated hereby, to the best knowledge of Parent, neither Parent nor any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) is an "interested stockholder" (as such term is defined in Section 203 of the DGCL), or an "Acquiring Person" as such term is defined in the Company Rights Agreement.

                  SECTION 3.06. Proxy Statement. Subject to the accuracy of the representations of the Company in Section 2.13, the information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company.

                  SECTION 3.07. Ownership of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent.

                  SECTION 3.08. Solvency. The consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including without limitation, the entering into of any financing agreement which may be necessary in connection therewith, will not render Parent or the Surviving Corporation insolvent or unable to pay its obligations as they mature.

                  SECTION 3.09. Financing Arrangements.

                  (a) Parent has, on or prior to the date hereof, entered into a commitment letter, in form furnished to the Company, pursuant to which the issuer of such commitment has committed, subject to the conditions contained in this Agreement and such letter and no other conditions, to lend an aggregate of up to $440 million or more in cash to Parent for purposes of financing the Merger and refinancing certain indebtedness of Parent or its affiliates (the "Debt Financing").

                  (b) Parent has, on or prior to the date of this Agreement, entered into one or more commitment letters, in form furnished to the Company, pursuant to which the subscribers thereunder have, subject to the conditions set forth in this Agreement and such letters and no other conditions, agreed to make an equity investment in Parent in an aggregate amount of $75 million in cash at the time of the Closing and to make an equity investment in Parent in an aggregate amount of $35 million in cash thereafter, in each case for the payment of certain indebtedness and other obligations of Parent or its affiliates (the "Equity Investment" and together with the Debt Financing, the "Financing").

                  (c) The Debt Financing is sufficient to pay the aggregate consideration to the holders of Shares and Company Options as contemplated by this Agreement and to make all other necessary payments of fees and expenses required to be paid by Parent and Merger Sub in connection with the transactions contemplated by this Agreement.

                  SECTION 3.10. Ownership of Shares. As of the date hereof, neither Parent nor Merger Sub owns, beneficially or of record, any Shares.


                                  ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 4.01. Conduct of Business by the Company Pending the Merger.

                  The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing (which consent shall not be unreasonably withheld, delayed or conditioned), and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only the ordinary course of business; and the Company shall use reasonable commercial efforts to preserve substantially intact in all material respects the business organization of the Company and its subsidiaries, to keep available the services of the present key officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which in the case of clauses (c), (e), (g), (h) and (i), which will not be unreasonably withheld, delayed or conditioned:

                  (a) amend or otherwise change the Company's Charter Documents or the Subsidiary Documents except as contemplated by this Agreement;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries (except for (A) the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof, (B) the issuance of shares of Company Common Stock pursuant to any employer stock fund under any Company Benefit Plan or the Company's Employee Stock Purchase Plan in accordance with their respective terms as in effect on the date hereof, (C) the issuance of Company Stock Options in the ordinary course and consistent with past practice and (D) the granting of Company Stock Options pursuant to written offers of employment that were extended prior to the date hereof);

                  (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business, (ii) dispositions of obsolete assets or assets no longer useful to the Company in its business and (iii) sales of assets which are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole);

                  (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend (except as provided in clause (ii) below), (ii) declare or allow any subsidiary of the Company to declare cross-border dividends, or make or allow any subsidiary of the Company to make cross-border capital contributions, in an amount that exceed $250,000 individually or $500,000 in the aggregate; (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) except as required by the terms of any security as in effect on the date hereof, and except to the extent necessary to effect any right of a grantee to have shares of Company Common Stock withheld to meet minimum tax withholding obligations in connection with any equity award under any Company Employee Plan that is outstanding and in effect on the date of this Agreement, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities; or (v) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder's equity interest in the Company;

                  (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or any equity interest therein, other than those listed on Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowings under the Company's or any of its subsidiaries' existing credit facilities listed on Section 2.05 of the Company Disclosure Schedule and other borrowings not in excess of $500,000 in the aggregate, or issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in any such case in the ordinary course of business; (iii) authorize any capital expenditures or purchases of fixed assets other than pursuant to the Company's existing capital expenditures budget, a copy of which has been delivered to Parent, except for capital expenditures or purchases which are, in the aggregate, not in excess of $1,000,000, and except for the repair or replacement of damaged assets from the proceeds of insurance with respect thereto; or (iv) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

                  (f) (i) increase the compensation or severance payable or to become payable to its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in the ordinary course of business; (ii) grant any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations); (iii) enter into any employment or severance agreement with respect to which the total annual compensation or the aggregated severance payments exceed $150,000 with any prospective officer or employee of the Company or any of its subsidiaries; (iv) enter into or modify any agreement with any director of the Company or any of its subsidiaries; (v) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case of this clause, (x) as may be required by law or (y) as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement and would not otherwise impose any material restraint on the business or operations of the Company or any of its subsidiaries;

                  (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except in the ordinary course of business or as required by law or GAAP;

                  (h) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability if the effect thereof would be adverse in any material respect to the Company;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and except for any other payment, discharge or satisfaction in an amount not to exceed $75,000 in the aggregate, which settlement, discharge or satisfaction, in either such case, provides for a complete release for the Company and its subsidiaries and which imposes no obligation on the Company and its subsidiaries other than the payment of money as aforesaid;

                  (j) make any loan to any director, officer, employee or independent contractor of the Company or any of its subsidiaries, with the exception of loans made in order to effect a cashless exercise of any Stock Option in accordance with its terms or the terms of the plan under which it was granted or advances for expenses in the ordinary course of business; or

                  (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above.

                  SECTION 4.02. No Solicitation.

                  (a) The Company shall not, directly or indirectly, through any officer, director, representative or agent of the Company or any of its subsidiaries, and the Company shall use its best efforts to ensure that the employees of the Company and its subsidiaries do not, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined in Section 7.01) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and Parent (except that such agreement may permit such third party, consistent with the other terms hereof, to present one or more further proposals to the Board of Directors of the Company), (ii) subject to compliance with the other terms of this Section 4.02, including Section 4.02(c), considering and negotiating a bona fide Acquisition Proposal that is a Superior Proposal not solicited in violation of this Agreement, (iii) following receipt of an Acquisition Proposal, taking and disclosing to its stockholders a position as required by Rules 14d-9 and 14e-2(a) of the Exchange Act or otherwise making disclosure to the Company's stockholders to the extent required by applicable law and (iv) following receipt of an Acquisition Proposal that is a Superior Proposal, modifying its recommendations referred to in Section 5.02 (subject to the terms of such Section 5.02); provided, however, that, as to each of clauses
(i) and (ii), (x) such actions occur at a time prior to approval of the Merger and this Agreement at the Company Stockholders Meeting (or, if the Merger has not been consummated within 30 days after the Company Stockholders Meeting (except by reason of the Company's failure to fulfill any obligation under this Agreement), such actions occur more than 30 days after such Company Stockholders Meeting) and (y), as to each of clauses (i), (ii), (iii) and (iv), the Board of Directors of the Company determines in good faith (on the advice of independent counsel), that there is a reasonable risk that the Board of Directors would be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company in good faith determines to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent.

                  (b) The Company shall promptly notify Parent and Merger Sub after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the

Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall also immediately notify Parent and Merger Sub, orally and in writing, if it enters into negotiations concerning material terms and conditions of any Acquisition Proposal.

                  (c) Except to the extent the Board of Directors of the Company determines in good faith (on the advice of independent counsel) that there is a reasonable risk that the Board of Directors would be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any understanding with respect to any Acquisition Proposal, it may take such contrary action only after the second business day following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval by such Board of Directors of this Agreement or the Merger; provided, however, that in all events, unless this Agreement has been terminated in accordance with its terms, the Merger and this Agreement shall be submitted for approval and adoption by the Company's stockholders at the Company Stockholders Meeting and the Board of Directors shall not recommend that stockholders vote against approval of the Merger and adoption of this Agreement.

                  (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party. Unless this Agreement has been terminated in accordance with its terms, the Company shall not redeem the Rights or waive or amend any provision of the Rights Agreement to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction.

                  (e) The Company shall ensure that the officers and directors of the Company and the Company Significant Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                  SECTION 5.01. Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company (subject to reasonable review by and consultation with Parent) shall prepare and file with the SEC) preliminary proxy materials which shall constitute the Proxy Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company (subject to reasonable review by and consultation with Parent) of all information required to be contained therein, the Company and Parent shall file with the SEC the definitive Proxy Statement relating to the approval of the Merger and the adoption of this Agreement by the stockholders of the Company pursuant to this Agreement.

                  SECTION 5.02. Company Stockholders Meeting. The Company shall call the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and adoption of the Merger Agreement (the "Company Stockholder Approval"), and the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting by June 30, 2000. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger. The Company shall solicit from its stockholders proxies in favor of approval of this Agreement and the Merger and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval. Notwithstanding anything to the contrary herein, the Company shall not be obligated to take any of the actions set forth in the two preceding sentences of this Section 5.02 (but not the first sentence of this Section 5.02) to the extent that the Board of Directors of the Company determines in good faith (on the advice of independent counsel) that there is a reasonable risk that any such action would be inconsistent with the proper discharge of its fiduciary duties; provided, however, that in no event shall the Board of Directors recommend that the Company's stockholders vote against approval of the Merger and adoption of the Merger Agreement at the Company Stockholders Meeting unless this Agreement has been terminated in accordance with its terms.

                  SECTION 5.03. Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements or court orders to which such party is subject (from which the Company shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives (collectively the "Representatives") of Parent and, subject to reasonable confidentiality requirements, its financing sources reasonable access, upon reasonable prior notice and during normal business hours during the period after the execution and delivery of this Agreement and prior to the Effective Time, to its properties, books, contracts, commitments and records but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries and (ii) during such period, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, and shall make available to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Parent may reasonably request. Each party shall keep such information confidential, and shall cause their respective Representatives to keep such information confidential in accordance with the terms of the existing confidentiality letters (the "Confidentiality Letters"), between Parent and the Company.

                  SECTION 5.04. Consents; Approvals. Each of the Company, Parent and Merger Sub each use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company, Merger Sub and Parent shall make all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, Merger Sub and Parent and the consummation by them of the transactions contemplated hereby. The Company, Merger Sub and Parent shall furnish all information required to be included in the Proxy Statement or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States governmental body in connection with the transactions contemplated by this Agreement. The Company, Merger Sub and Parent shall fully cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders and to make all required filings in connection therewith.

                  SECTION 5.05. Indemnification and Insurance.

                  (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's Charter Documents, which provisions shall not be amended, modified or otherwise repealed for a period of seven years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

                  (b) The Parent and Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to (in whole or in part) the transactions contemplated by this Agreement or (y) otherwise with respect to (in whole or in part) any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Charter Documents or any applicable contract or agreement set forth in the Company Disclosure Schedule, as in effect on the date hereof, in each case for a period of seven years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) the Parent and Surviving Corporation shall pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification,(iii) after the Effective Time, the Parent and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iv) the Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such seven-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The

Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

                  (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements set forth in the Company Disclosure Schedule, (the employee parties under such agreements being referred to as the "Officer Employees") with the Company's directors and officers (including former directors and officers) existing at or before the Effective Time, provided such agreements have not been entered into or modified in violation of Section 4.01(f).

                  (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy with a reputable and financially sound insurer that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the policy maintained by the Company and its Subsidiaries as of the date hereof or, if substantially equivalent insurance coverage is unavailable, the most generally favorable coverage reasonably available; provided, however, that Parent and the Surviving Corporation, in the aggregate, shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance (plus a percentage equal to any cumulative increase in annual premiums for the same period in any D&O Insurance policy maintained by Parent), but in such case shall purchase as much such coverage as is reasonably available for such amount.

                  (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.05.

                  (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, the Officer Employees and their respective heirs and legal representatives, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  (g) In the event the Company, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company, Parent or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in paragraphs (a) and (b) of this Section.

                  SECTION 5.06. Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of the notifying party contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.07. Further Action.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any material assets (tangible or intangible) of Parent or the Company or any of their subsidiaries. The term "material" for purposes of the preceding sentence means any assets to which are attributable annual revenues in an amount equal to 10% or more of the Company's annual revenues for the fiscal year ended December 31, 1999.

                  (b) Without limitation the generality of the foregoing, the Company will provide, and will cause its subsidiaries and its and their respective officers, employees and advisors to provide (at the sole cost and expense of Parent), all reasonable cooperation in connection with the arrangement of any equity investment and debt financing proposed to be consummated by Parent substantially contemporaneously with the closing referred to in Section 1.02 in respect of the transactions contemplated by this Agreement, or thereafter, including, without limitation, (x) participation in meetings, due diligence sessions and "road shows," (y) the preparation of offering memoranda, private placement memoranda, and similar documents, and (z) the execution and delivery of any customary commitment letters, documents, or other requested certificates or documents, including comfort letters of accountants and legal opinions, in each case as may be reasonably requested by Parent or Merger Sub, provided that the form and substance of any of the documents referred to in clause (y), and the terms and conditions of any of the agreements and other documents referred to in clause (z), shall be consistent with the consummation by Parent of the transactions contemplated by this Agreement. In connection with the foregoing, Parent hereby agrees to indemnify, defend and hold harmless, to the same extent, in the same manner and subject to the same limitations set forth in Section 5.05, each person participating in any such activities from and against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to such participation, except in the case of such person's bad faith, willful misconduct or gross negligence.

                  (c) Neither Parent nor Merger Sub, on one hand, nor the Company nor any of its subsidiaries, on the other, shall take any action which the officer or director authorizing such action believes or should reasonably believe (x) would make any of the representations or warranties of any such party contained in this Agreement materially untrue or incorrect or (y) prevent any such party from performing or cause such party not to perform its covenants hereunder (other than, in the case of the Company, actions permitted by Section 4.02).

                  SECTION 5.08. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the applicable rules and regulations of the New York Stock Exchange or the American Stock Exchange, as the case may be, if it has used all reasonable efforts to consult with the other party.

                  SECTION 5.09. Conveyance Taxes. Parent, Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

                  SECTION 5.10. Option Plans and Benefits, Etc.

                  (a) Prior to the Effective Time, the parties to this Agreement shall take all such actions as shall be necessary to effectuate the provisions of Section 1.09, including without limitation, timely action by the Board of Directors of the Company, if any is required, in accordance with the applicable option plans to elect to pay holders of Company Options, upon any exercise thereof, the applicable cash amount in lieu of delivery of the Shares and take any additional action required to ensure that no such Company Options remain otherwise outstanding after the Effective Time (in each case, including, without limitation, Company Options granted under the Company's non-employee Directors Plan).

                  (b) Parent shall either (i) cause the Company Employee Plans in effect at the date of this Agreement to remain in effect until the third anniversary of the Effective Time or (ii) maintain until such date, employee benefit plans which in the aggregate, provide a substantially similar level of benefits as those provided under comparable Company Employee Plans with respect to employees of the Company covered under such plans as of the date of this Agreement; provided, however, that the foregoing shall not apply to any provisions of any Company Employee Plan under which employees may receive, or under which employee benefits are based on, Company Common Stock or to the extent inconsistent with any employment agreement with any employee.

                  (c) Parent shall, and shall cause the Surviving Corporation to, honor without modification all employee severance plans (or policies) and employment and severance agreements of the Company or any of its Subsidiaries
(i) which have been delivered to Parent prior to the execution and delivery of this Agreement, or (ii) which are hereafter entered into accordance with Section 4.01 of the Company Disclosure Schedule as such agreements shall be in effect in accordance with the terms of this Agreement at the Effective Time.

                  SECTION 5.11. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 2.22), if any, necessary in order to render the Rights (as defined in the Rights Agreement) inapplicable to the Merger and the other transactions contemplated by this Agreement (including any financing in connection therewith).

                  SECTION 5.12. Accountant's Letters. Upon reasonable notice from Parent, the Company shall use reasonable efforts to cause Ernst & Young LLP to deliver to Merger Sub, a letter covering such matters as are reasonably requested by Parent, and as are customarily addressed in accountants' "comfort letters."

                  SECTION 5.13. Standstill. Each of Parent, on one hand, and the Company, on the other hand, agrees that until the expiration of six months from the date of termination of this Agreement, without the prior written consent of the other party, it will not (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly (i) a substantial portion of the assets of the other party and its subsidiaries taken as a whole or (ii) five percent (5%) or more of the issued and outstanding shares of common stock of the other party, (b) make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries or (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the other party or any of its subsidiaries.

                                  ARTICLE VI

                            CONDITIONS TO THE MERGER

                  SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

                  (b) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws could not reasonably be expected to have a Material Adverse Effect on the Company, Parent or their respective subsidiaries;

                  (c) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, United States or non-United States, that is reasonably likely to result in an order, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger or (ii) as a condition to the obligations of Parent and Merger Sub, prohibiting or seeking to prohibit, or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or any investor in Parent from owning and exercising all material rights and privileges pertaining to its ownership of its interest therein or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries, or compelling or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; and

                  (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

                  (b) Agreements and Covenants. The Company shall in all material respects have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; and

                  (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect on the Company or Parent.

                  (d) Rights Agreement. A Distribution Date shall not have occurred under the Rights Agreement.

                  SECTION 6.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (other than those set forth in Sections 3.03(iii) or 3.04) shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent;

                  (b) Agreements and Covenants. Parent and Merger Sub shall in all material respects have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent and Merger Sub to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent and the President or Vice President of Merger Sub;

                  (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect on the Company or Parent;

                  (d) Financial Advisor Opinion. The opinion from Salomon Smith Barney Inc. referred to in Section 2.21 shall not have been withdrawn as of the date of the Proxy Statement; and

                  (e) Solvency. The Company shall have received from an investment banking or accounting firm satisfactory to the Company an opinion in form and substance satisfactory to the Company to the effect that the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including, without limitation, the entering into of any financing agreement which may be necessary in connection therewith, will not render Parent or the Surviving Corporation insolvent or unable to pay its obligations as they mature.


                                  ARTICLE VII

                                  TERMINATION

                  SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2000 (other than for the reasons set forth in clause (d) below); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

                  (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission having authority with respect thereto shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by Parent if the Company Stockholders Meeting has not been held by July 31, 2000 or by Parent or the Company if the stockholders of the Company shall not have approved the Merger and adopted this Agreement at the Company Stockholders Meeting; or

                  (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall
         (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent; (ii) approve or recommend to the stockholders of the Company an Alternative Transaction; or (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction, or (y) take any position or make any disclosures to the Company's stockholders permitted pursuant to Section
         4.02 which has the effect of any of the foregoing; or

                  (f) by the Company, in order to accept a Superior Proposal, provided that the Merger and this Agreement shall not theretofore have been approved at the Company Stockholders Meeting, the Board of Directors of the Company determines in good faith (on the advice of independent counsel), that there is a reasonable risk that it would be required to accept such proposal in order to discharge properly its fiduciary duties, the Company shall in fact accept such proposal, and the Company shall have complied in all respects with the provisions of
         Section 4.02; or

                  (g) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue in any material respect when made, such that the conditions set forth in Section 6.02(a) or 6.03(a), as the case may be, would not be satisfied (in each case, a "Terminating Misrepresentation"); provided that, if such Terminating Misrepresentation is curable prior to September 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts to eliminate, undo or reverse the event or circumstance giving rise to such Terminating Misrepresentation and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

                  (h) by Parent, if any representation or warranty of the Company shall have become untrue in any material respect such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue in any material respect such that the condition set forth in Section 6.03(a) would not be satisfied (in each case, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that, if any such Terminating Change is curable prior to September 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

                  (i) by Parent or the Company, upon a material breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Section 6.02(b) or 6.03(b), as the case may be, would not be satisfied (in each case, a "Terminating Breach"); provided that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to September 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(i).

                  As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 20% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries, having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other material consolidation, business combination, recapitalization, redemption, extraordinary dividend or similar transaction involving the Company or any of the Company Significant Subsidiaries (other than any acquisition by the Company, for fair market value, of any business, or any equity interest therein, having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to no more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction), other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities. In the case of any Alternative Transaction which has not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, been solicited or encouraged by the Company, and which the Board of Directors of the Company has rejected, recommended that stockholders of the Company do not accept or approve, and used reasonable best efforts in good faith to prevent, each reference to the figure 20% in the preceding sentence shall refer instead to the figure 35%.

                  SECTION 7.02. Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except that
(i) the Company or Parent or Merger Sub may have liability as set forth in
Section 5.07, Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful material breach hereof (it being understood that the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful material breach).

                  SECTION 7.03. Parent's Fees and Expenses.

                  (a) Except as set forth in this Section 7.03, all fees and expenses incurred by Parent and/or Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent and/or Merger Sub, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

                  (b) The Company shall pay to Parent (x) Parent's and Merger Sub's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants, commitment fees with respect to the Financing and out-of-pocket expenses and reasonable fees of financial advisors) ("Parent Expenses"), such payment of Parent Expenses not to exceed $1,000,000, and (y) a fee of 3% of the total of the Per Share Amounts respecting all the Shares (the "Parent Fee"), in each case upon the first to occur of any of the following events:

                  (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d) or (e)(i), provided that, if this Agreement is terminated because the stockholders have not approved and adopted the Merger and this Agreement at the Company's Stockholders Meeting, the Parent Fee and Parent Expenses shall only be payable under this clause (i) if there shall occur a Payment Trigger; or

                  (ii) the termination of this Agreement by Parent pursuant to clause (x)(ii) or (x)(iii) of Section 7.01(e) or the corresponding application of clause (y) thereof to clause (x)(ii) or (x)(iii); or

                  (iii) the termination of this Agreement by the Company pursuant to Section 7.01(f); or

                  (iv) the termination of this Agreement by Parent pursuant to
Section 7.01(i) as a result of a willful breach by the Company; provided that the Parent Fee and Parent Expenses shall only be payable under this clause (iv) if there shall occur a Payment Trigger.

                  The term "Payment Trigger" means either (A) at the time of the Company Stockholders Meeting, in the case of clause (i) above, or at the time of the Terminating Breach, in the case of clause (iv) above, there shall be outstanding or purport to be outstanding an Acquisition Proposal which has been made directly to stockholders of the Company or has otherwise become publicly known or known to holders of 10% or more of the Company Common Stock or there shall be outstanding an announcement by any credible third party of an intention to make an Acquisition Proposal which, in either case, would if consummated constitute an Alternative Transaction, or (B) an Alternative Transaction shall be publicly announced by the Company or any Third Party and such transaction shall be consummated within twelve months following the date of termination of this Agreement on substantially the terms so announced.

                  (c) Upon a termination of this Agreement by Parent pursuant to
Section 7.01(g) or (i), the Company shall pay to Parent the Parent Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1,000,000.

                  (d) The Parent Fee and/or Parent Expenses payable pursuant to
Section 7.03(b) or Section 7.03(c) shall be paid within three business days after a demand for payment following the first to occur of any of the events described in Section 7.03(b) or Section 7.03(c).

                  (e) Parent agrees that the payments provided for in Section
7.03 shall be the sole and exclusive remedies of Parent upon a termination of this Agreement (but only, in the case of Sections 7.01(g) or (i), if the Terminating Misrepresentation or Terminating Breach is not the result of willful misconduct).


                  SECTION 7.04. Company's Fees and Expenses.

                  (a) Except as set forth in this Section 7.04, all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Merger is consummated; provided, however, that the Company and Parent shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

                  (b) Parent shall pay to the Company (x) the Company's actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants, and out-of-pocket expenses and reasonable fees of financial advisors) ("Company Expenses"), such payment of Company Expenses not to exceed $1,000,000, and (y) a fee of 1% of the total of the

Per Share Amounts respecting all the Shares (the "Company Fee") upon the termination of this Agreement by Company pursuant to Section 7.01(i) as a result of a willful breach by Parent or Merger Sub of any material covenant herein contained.

                  (c) Upon a termination of this Agreement by the Company pursuant to Section 7.01(g) or (i), the Parent shall pay to the Company the Company Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1,000,000.

                  (d) The Company Expenses and/or Company Fee payable pursuant to Section 7.04(b) or Section 7.04(c) shall be paid within three business days after a demand for payment following the first to occur of any of the events described in Section 7.04(b) or Section 7.04(c).

                  (e) The Company agrees that the payments provided for in
Section 7.04 shall be the sole and exclusive remedies of the Company upon a termination of this Agreement (but only, in the case of Sections 7.01(g) or (i), if the Terminating Misrepresentation or Terminating Breach is not the result of willful misconduct). The Company and Parent agree that the Company Fee and Company Expenses shall be payable in the event that the Merger is not consummated because Parent does not receive the proceeds of financing therefor, in which case payment of the Company Fee and Company Expenses shall be the Company's sole and exclusive remedy.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01. Effectiveness of Representations, Warranties and Agreements.

                  (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. To the extent that as of the date hereof (i) a Responsible Officer of Parent had actual knowledge that any representation or warranty of the Company was untrue or incorrect such that conditions to the obligations of Parent and Merger Sub to effect the Merger pursuant to Section 6.02(a) would not be satisfied and (ii) no Responsible Officer of the Company had actual knowledge that such representation or warranty was untrue or incorrect, then the failure of such representation or warranty to be true and correct in such respect shall no longer be a condition to the obligations of Parent and Merger Sub to effect the Merger. To the extent that as of the date hereof (i) a Responsible Officer of the Company had actual knowledge that any representation or warranty of Parent or Merger Sub was untrue or incorrect such that the conditions to the Company's obligations to effect the Merger pursuant to Section 6.03(a) would not be satisfied and (ii) no Responsible Officer of Parent had actual knowledge that such representation or warranty was untrue or incorrect, then the failure of such representation or warranty to be true and correct in such respect shall no longer be a condition to the Company's obligation to effect the Merger. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and this Article VIII and Sections 5.05, 5.07 and 5.10 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely in accordance with their terms and those set forth in Sections 5.07(b), 5.13, 7.02 and 7.03 and this Article VIII shall survive the termination of this Agreement. The provisions of the Confidentiality Letters (except the "standstill" or similar provisions therein limiting Parent from proposing or entering into certain transactions or taking certain actions involving the Company or its securities, which shall be superseded by Section
5.13 hereof) regarding the non-disclosure of confidential information shall survive termination of this Agreement.

                  (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material. No statement contained in any certificate or schedule required to be furnished by any party hereto pursuant to the provisions of this Agreement, including the Company Disclosure Schedule shall contain any untrue statement of material fact.

                  SECTION 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a) If to Parent:

                                    Autotote Corporation
                                    750 Lexington Avenue
                                    25th Floor
                                    New York, NY 10022
                                    Attn: A. Lorne Weil, Chairman and Chief
                                    Executive Officer
                                    Telecopy: (212) 754-2372
                                    Confirm: (212) 754-2233

                           With a copy to:

                                    Autotote Corporation
                                    750 Lexington Avenue
                                    25th Floor
                                    New York, NY 10022
                                    Attn: Martin E. Schloss, Vice President and
                                    General Counsel
                                    Telecopy: (212) 754-2372
                                    Confirm: (212) 754-2233

                           With a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY  10022

                                    Attn:  Peter G. Smith, Esq.
                                    Telecopy: (212) 715-8000
                                    Confirm:  (212) 715-9100

                           If to Merger Sub:

                                    ATX Enterprises, Inc.
                                    750 Lexington Avenue
                                    25th Floor
                                    New York, NY 10022
                                    Attn: Martin E. Schloss
                                    Telecopy: (212) 754-2372
                                    Confirm: (212) 754-2233

                           With a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY  10022
                                    Attn:  Peter G. Smith, Esq.
                                    Telecopy: (212) 715-8000
                                    Confirm:  (212) 715-9100

                  (b) If to the Company:

                                    Scientific Games Holdings Corp.
                                    1500 Bluegrass Lakes Parkway
                                    Alpharetta, GA 30004
                                    Attn: William G. Malloy, Chairman, President and Chief Executive Officer
                                    Telecopy: (770) 343-8798
                                    Confirm: (770) 664-3742


                           With a copy to:

                                    Scientific Games Holdings Corp.
                                    1500 Bluegrass Lakes Parkway
                                    Alpharetta, GA 30004
                                    Attn: C. Gray Bethea, Vice President,
                                    Secretary and General Counsel
                                    Telecopy: (678) 297-5118
                                    Confirm: (770) 664-3719

                           With a copy to:

                                    Smith, Gambrell & Russell, LLP
                                    1230 Peachtree Street, Suite 3100

                                    Atlanta, GA  30309
                                    Attn.:  Howard E. Turner, Esq.
                                    Telecopy:  (404) 685-6894
                                    Confirm:  (404) 815-3594


                  SECTION 8.03. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "dollars" or "$" means United States dollars;

                  (e) "knowledge" or "best knowledge" means, with respect to any matter in question, that the Responsible Officers of the Company or Parent or Merger Sub, as the case may be, have or at any time had actual knowledge of such matters. "Responsible Officers" for purposes of this definition means the Chief Executive Officer, the President, any Executive or Senior Vice President or Corporate Vice President, the Chief Financial Officer or the General Counsel of any such person;

                  (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.07. Severability.

                  (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  (b) The Company and Parent agree that the Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

                  SECTION 8.08. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters, except to the extent specifically superseded hereby), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein.

                  SECTION 8.09. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to any wholly-owned, direct or indirect, subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                  SECTION 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.05 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

                  SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 8.12. Governing Law; Jurisdiction.

                  (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

                  (b) Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

                  (c) Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of such court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than such court in the State of Delaware.

                  SECTION 8.13. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.15. Performance of Obligations. Unless otherwise previously performed, Parent shall cause Merger Sub to perform all of its obligations set forth in this Agreement.


                  [Remainder of Page Intentionally Left Blank]

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

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             AUTOTOTE CORPORATION


                                             By /s/
                                                --------------------------------
                                                      Name:
                                                      Title:


                                             ATX ENTERPRISES, INC.


                                             By /s/
                                                --------------------------------
                                                      Name:
                                                      Title:


                                             SCIENTIFIC GAMES HOLDINGS CORP.

                                             By /s/
                                                --------------------------------
                                                      Name:
                                                      Title:

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